Exhibit 99.1

DELPHAX TECHNOLOGIES INC.

REPORTS FIRST QUARTER RESULTS

MINNEAPOLIS, February 10, 2005 — Delphax Technologies Inc. (Nasdaq:DLPX) today reported sales of $13.0 million for the first fiscal quarter of fiscal 2005 ended December 31, 2004, a decrease of 9 percent from $14.2 million for the same period a year ago. The first-quarter net loss was $519,000, or $0.08 per share, compared with net income of $360,000, or $0.06 per share, for the first quarter of fiscal 2004.

Both equipment sales and service-related revenues were up sequentially from the fourth quarter of fiscal 2004, helped by the sale of Delphax’s newly introduced CR2000 high-speed digital web press to a major French commercial printer, the second such sale to this industry leader.

“We expect the CR Series printing systems to be an important contributor to our equipment sales in fiscal 2005, even though the market for high-end printing equipment continues to be very lethargic,” said Jay Herman, Delphax chairman and chief executive officer. “While the level of system sales in the first quarter continues to be very soft, the CR2000 is beginning to win recognition as the world’s fastest roll-fed digital press. As a newcomer to the commercial printing market, we face formidable brand-building challenges. However, as we continue to place our systems with leading companies in this market, we expect to establish a solid platform on which to expand our penetration.

“We are pleased that the first-quarter sale of a CR2000 was to a key strategic customer, one of France’s largest commercial printers. This major producer of books, directories, catalogs and magazines now has two CR2000s, having upgraded a CR1300 during the fourth quarter of fiscal 2004. Several additional CR Series printing systems are currently undergoing on-site trials with prospective buyers.”

Gross margins decreased slightly from a year ago and compared to the preceding quarter due to reduced overhead absorption from lower equipment production levels. The company expects production levels to remain below normal into at least the second half of fiscal 2005 until more of the finished printers are sold.

The company said that due to the unusually slow recovery in industry demand for big-ticket printing equipment, it has initiated additional expense reduction measures that should help results in subsequent quarters. In addition to reducing or eliminating certain discretionary expenses, the company reduced its work force slightly and reduced the work week for certain other employees. The impact of these actions will begin to be realized in the second quarter of fiscal 2005, and fully realized in the third quarter.

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Delphax Technologies Inc. will discuss its first quarter results in a conference call for investors and analysts today, Thursday, February 10, 2005, at 3:30 p.m. Central Time. To participate in the conference call, please call 1-303-262-2142 shortly before 3:30 p.m. Central Time and ask for the DELPHAX conference call. To listen to a taped replay of the conference, call 1-303-590-3000 and enter the pass code 11023716#. The replay will be available beginning at 5:30 p.m. February 10, and will remain active through February 24, 2005.

About Delphax Technologies Inc.
Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile and handle a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently over 4,000 installations using Delphax EBI technology in more than 60 countries worldwide. Headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France, the company’s common stock is publicly traded on the National Market tier of the Nasdaq Stock Market under the symbol: DLPX. Additional information is available on the company’s website at www.delphax.com.

Statements made in this news release concerning the company’s or management’s expectation about future results or events are “forward-looking statements.” Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company’s current expectations is contained in the company’s periodic filings with the Securities and Exchange Commission.

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CONTACTS:
Jeff Mathiesen Chief Financial Officer Delphax Technologies Inc. (952) 939-9000	Tom Langenfeld (for Delphax Technologies Inc.) (612) 344-1038

MORE – FINANCIALS FOLLOW...

DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 31

	2004	2003

Sales:
Maintenance, spares and supplies	$11,588	$12,124
Printing equipment	1,382	2,119

NET SALES	12,970	14,243
Cost of sales	6,287	6,711

GROSS PROFIT	6,683	7,532
Operating expenses:
Selling, general and administrative	5,746	5,570
Research and development	1,069	1,254

	6,815	6,824

OPERATING (LOSS) INCOME	(132)	708
Net interest expense	259	195
Foreign currency exchange loss	116	78

(LOSS) INCOME BEFORE TAXES	(507)	435
Income tax expense	12	75

NET (LOSS) INCOME	$(519)	$360

Basic (loss) earnings per common share	$(0.08)	$0.06
(Loss) earnings per common share -
assuming dilution	(0.08)	0.06
Weighted average number of shares
outstanding during the period:
Basic	6,287	6,215
Diluted	6,287	6,264

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DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

(Unaudited)

	December 31,	September 30,
	2004	2004

ASSETS

Cash and cash equivalents	$724	$1,314
Accounts receivable — net	8,403	7,897
Inventories	20,785	21,710
Other current assets	2,117	2,389
Total current assets	32,029	33,310
Long-term assets	—	—
Fixed assets — net	2,140	2,368

Total Assets	$34,169	$35,678

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accrued expenses	$8,887	$9,875
Current portion of debt	917	1,365
Total current liabilities	9,804	11,240
Long-term portion of debt	7,927	7,917
Total liabilities	17,731	19,157
Shareholders’ equity	16,438	16,521

Total Liabilities and Shareholders’ Equity	$34,169	$35,678

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DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

(Unaudited)

	Three Months Ended
	December 31

	2004	2003

OPERATING ACTIVITIES

Net (loss) income	$(519)	$360
Adjustments to reconcile net (loss) income
to net cash provided by operating activities:
Depreciation and amortization	287	361
Non-cash interest on 7% convertible subordinated notes	148	—
Loss on disposal of equipment and fixtures	—	137
Other	19	(211)
Changes in operating assets and liabilities:
Accounts receivable - net	(261)	462
Inventory	1,081	(72)
Other assets - net	334	(261)
Note receivable from customer	—	(114)
Accounts payable and accrued expenses	(1,194)	746
Deferred revenue	111	105

NET CASH PROVIDED BY OPERATING ACTIVITIES	6	1,513
INVESTING ACTIVITIES

Purchase of equipment and fixtures	(56)	(172)
Proceeds from sale of short-term investments	-	43

NET CASH USED IN INVESTING ACTIVITIES	(56)	(129)
FINANCING ACTIVITIES

Issuance of common stock for interest on 7% convertible
subordinated notes	67	—
Repayment on bank credit facilities, net	(625)	(2,000)
Principal payments on capital lease obligations	(23)	(10)

NET CASH USED IN FINANCING ACTIVITIES	(581)	(2,010)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	41	52

DECREASE IN CASH AND CASH EQUIVALENTS	(590)	(574)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,314	2,670

CASH AND CASH EQUIVALENTS, END OF PERIOD	$724	$2,096

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